Exhibit 10.2
PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K, THIS EXHIBIT OMITS CERTAIN INFORMATION, IDENTIFIED BY [***], THAT IS NOT MATERIAL AND THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Line of Credit Contract
(Sample Text)

No.: ZDSX202508

Creditor: Industrial Bank Co., Ltd. Shanghai Gubei Branch
Domicile:Room 105-1, 105-2, 105-3, 105-4, 202-1, 202-2, 2003-1,
2003-2, 2004-1, 2004-2, 1699 Gubei Road, Minhang District, Shanghai
Legal Representative/Responsible Person:Ping Yao

Applicant: Zai Lab (Shanghai) Co., Ltd.
Domicile: 1-3F & 5-8F, Building B, 899 Halei Road,
China (Shanghai) Pilot Free Trade Zone
Legal representative/Responsible Person: XIAOPENG FENG

Place of signing: Jing’an District/County, Shanghai

Important Notes for Signing
In order to protect your rights and interests, please read, check and confirm the following matters carefully before signing this contract:
1. You and your company have the right to sign this contract, and if you need to obtain the consent of others in accordance with the law, you and your company have obtained full authorization to do so; If the processing of other people’s personal information is involved, you and your company have obtained written documents from others to consent to the processing of their personal information by Industrial Bank.
2. You and your company have carefully read and fully understood the terms of the contract, and paid special attention to the content pertaining to the major interests of you and your company, such as the assumption of liability, exemption or mitigation of ’the liabilities of Industrial Bank and the processing of personal information, as well as the content in black font;
3. You and your company have fully understood the meaning of the contract terms and the corresponding legal consequences, and are willing to accept such terms;
4. You and your company have paid special attention to the clauses under which you and your company should use credit funds for the purposes agreed in the contract, the clauses that prohibit the misappropriation of credit funds (including but not limited to using credit funds for real estate purchase or investment), and the requirements under which you should issue a letter of commitment to the use of funds to Industrial Bank; you and your company are fully aware and have fully understood that regarding the misappropriation of credit funds, Industrial Bank will take actions such as making early loan collection, stopping issuing loans/financing not issued under this contract, suspending the payment of unpaid loans/financing, and reducing or suspending credit under this contract, as well as the consequence that you and your company will be held legally responsible for the above;
5. By signing this contract, you and relevant individuals agree and authorize Industrial Bank to process personal information of you and relevant individuals’ and store it within the period specified by Industrial Bank. You and relevant individuals are aware of the rights to know, decide, withdraw consent, restrict or refuse third-party processing and other rights regarding the processing of personal information, and Industrial Bank has provided services such as information and decision on personal information processing through diversified methods (including but not limited to on-site notification); If you and relevant individuals intend to withdraw, restrict or refuse the authorization of Industrial Bank to process personal information, you can do so in accordance with this contract or the management procedures of Industrial Bank.
6. The contract text provided by Industrial Bank is only a sample text, and the relevant clauses herein are left blank after the relevant clauses, and a “supplementary clause” is added at the end of the contract for all parties to modify, supplement or delete.
7. If you and your company still have questions about this contract, or if you and your company spot any violations of laws and regulations in the contract and the business charges under the contract, please call Industrial Bank in time or file a complaint to or consult with an outlet of Industrial Bank’ by calling: 95561 .

Upon the application of the applicant, the credit grantor has approved the granting of lines of credit to the applicant. In order to clarify the rights and obligations of both parties and adhere to creditability, the parties hereby sign this contract in accordance with relevant national laws and regulations for mutual compliance.
Article 1 Definitions and Interpretations
Unless otherwise agreed in writing by both parties, the following terms in this contract shall be defined and interpreted as follows:
1. A “line of credit (LC)” refers to the maximum principal limit of the unified credit line approved by the credit grantor for the applicant on the basis of a comprehensive evaluation of the applicant’s operation and management and risk situation, including but not limited to domestic and foreign currency loans, trade financing (including the issuance of international and domestic letters of credit, trust receipts, packaged loans, import and export bills, overdrafts, factoring, buyer’s credit, order financing, forfaiting, payment on behalf and other international and domestic trade finance businesses, etc.), bill business (including bill acceptance, bill discounting, bill repurchase, commercial bill guarantee, bill payment guarantee, and other bill related services etc.), guarantee business (including international and domestic guarantees, standby letters of credit and other guarantee businesses), precious metals transactions (including gold leasing, agency precious metals transactions, precious metal pledge financing and other precious metal businesses, etc.), lending and derivatives transactions and other in- and off-balance sheet financial businesses. In the performance of this contract, the specific business types are subject to adjustment, change or supplement by the applicant and the credit grantor, which shall align with the specific business contract signed between the applicant and the credit grantor under the line of credit, without limitation to the scope of business types specified above.
2. “Validity period of line of credit” refers to an uninterrupted continuous period during which the applicant can handle the business under the line of credit with the consent of the credit grantor. The time for the applicant to perform its obligations under the line of credit (including but not limited to the period of performance of the principal debt and the period of assuming guarantee liability) does not necessarily have to be before the expiration of the period, and the specific time shall be subject to the contract or loan receipt of each transaction. When the validity period of the line of credit expires, the line of credit will become invalid.

3. “Balance” refers to the sum of the balances formed by the applicant using the line of credit granted by the credit grantor in accordance with the credit method agreed in this contract during the validity period of the line of credit, including the unexpired balance and the due and outstanding balance. The credit grantor shall implement balance management and control over various businesses under the applicant’s’ line of credit.
(1) “Undue balance” refers to the principal balance of outstanding debts to be repaid formed when the credit grantor, upon the applicant’s application, conducts various businesses for the applicant within the line of credit stipulated in the contract, and the liability period for the applicant to make repayment to the credit grantor has not yet expired’.
(2) “Due and outstanding balance” refers to the principal balance of various debts that the applicant is obligated to repay to the credit grantor but has failed to settle by the agreed maturity date under the contract, as well as of any obligations (including but not limited to payment obligations) that the credit grantor has fulfilled or is required to fulfill on behalf of the applicant to maintain its external credibility or in accordance with applicable laws, international practices, or banking customs.’.
4. A “general contract” refers to the “Line of Credit Contract” signed between the credit grantor and the applicant.
A “subcontract” refers to the principal debt specific contract signed by both parties on the amount of each principal debt, the performance period of the principal debt, and other rights and obligations when the applicant conducts financial business within the line of credit after being reviewed and approved by the credit grantor in accordance with the provisions of the Line of Credit Contract.
This contract is the “general contract” of each “subcontract”, and the “subcontract” is an inseparable part of this contract, with the “subcontract” having the same legal effect as this contract. The form of “subcontract” is not limited, and can be reflected in applications, contracts, agreements and other methods that the credit grantor deems appropriate according to business needs. Should there be any inconsistency between the provisions of this contract and the “subcontract”, the provisions of the “subcontract” shall prevail.
5. “Principal debt” refers to the domestic and foreign currency debts (including principal, interest, penalty interest, compound interest, liquidated damages, damages, and expenses for the credit grantor to realize the creditor’s claims) formed by the applicant resulted from applying to the credit creditor to handle various financial businesses agreed under this contract.
“Expenses for the credit grantor to realize the creditor’s claims” refer to the litigation (arbitration) fees, lawyer’s fees, travel expenses, enforcement fees, preservation fees and other expenses for the realization of creditor’s claims paid by the credit grantor when realizing the creditor’s claims through litigation, arbitration, or applying to a notary institution for the issuance of an enforcement certificate.
6. “Revolving line of credit” means that if the applicant fulfills the repayment obligation to the credit grantor under the line business within the validity period of the line of credit, the line of credit occupied by the business will be automatically restored during the validity period of such line of credit;
“One-time line of credit” occurs in a situation that regardless of whether the applicant fulfills the repayment obligations to the credit grantor under the line of credit within the validity period of the line of credit, the line of credit occupied by the business will not be restored.
7. The “material transaction” referred to in Article 8 herein refers to the following (including but not limited to): any transaction that is determined to occur or has the potential to seriously affect the following aspects of the applicant’s company: basic structure, changes in shareholders, contingent liabilities, cash flows, profitability, core trade secrets, core competitiveness, important assets, major creditor’s claims and debts, the ability to repay debts, and the ability to perform this contract, or other transactions that the credit grantor and/or the applicant deems to constitute a material transaction.
8. The “material event” referred to in Article 8 herein refers to the following (including but not limited to): any event that is definite or has potential serious impact on the ability of the company’s senior management to perform their duties, the employment and termination of employees engaged in the company’s core business, the company’s core trade secrets, the company’s core competitiveness, the company’s basic structure, the company’s shareholder changes, the company’s contingent liabilities, the company’s existence, the legality of the company’s business, the company’s stability, the company’s development, the company’s profitability, the company’s ability to repay debts, the Company’s ability to perform this Contract, and other events that the credit grantor and/or the applicant deems to constitute a material event.

9. “Working days” herein refer to working days other than statutory holidays and weekends in China (excluding Hong Kong, Macao and Taiwan). In this contract, “business days” refer to the business days of the credit bank. If a withdrawal or repayment date is a non-business day during the performance of the contract, it will be postponed to the next business day.
Article 2 Line of Credit (LC)
1. The maximum principal amount of the LC under this contract is (converted into RMB, in words) three hundred million only. If the applicant uses a currency other than RMB in a specific business, it shall be converted into RMB and included in the LC according to the median price announced by the credit grantor on the date of signing the subcontract.
2. Below is the breakdown of use of LC agreed herein :
(1) Revolving LC, of which the specific business types include but are not limited to working capital loans ;
(2) One-time LC, of which the specific business types include but are not limited to / ;
3. The LC breakdown agreed in the preceding paragraph is the preliminary LC arrangement agreed upon by the applicant and the credit grantor on the date of signing this contract, and the actual type and amount of the LC, and the content shall be determined by the credit grantor based on the applicant’s current business management situation and business needs’. If the applicant needs to adjust the use of the revolving LC and one-time LC agreed in the preceding paragraph, he or she shall apply to the credit grantor, and the specific adjustment and use are subject to the results of the credit grantor’s review and confirmation.
4. Unless otherwise agreed, if there is still an outstanding balance of a single business agreement and similar LC agreement signed by the applicant and the credit grantor before the effective date of this contract and under a certain specific business agreement hereof, it shall be deemed to incur under this contract and utilize the LC agreed in this contract, including but not limited to:
1. No. / “ ” (contract name) dated MM / DD / YY;
2. No. / “ ” (contract name) dated MM / DD / YY;
3. No. / “ ” (contract name) dated MM / DD / YY;
4. Other contracts: / .
Article 3 The Validity Period of the LC and Adjustment
1、The LC of this contract is valid:

From October 13, 2025 to May 5, 2026.
2. This contract does not constitute a definite obligation of the credit grantor to provide the LC to the applicant, and the credit grantor has the right to unilaterally adjust the LC, the validity period of the LC, the type of LC under this contract, or even cancel all or part of the LC without seeking the applicant’s written or oral consent in advance under the following situations. The above situations include but are not limited to the following:
(1) The applicant encounters major difficulties and risks in its business;
(2) The applicant has a major change in equity or incurs significant contingent liabilities;
(3) Major changes occur in the applicant’s business mechanism (including but not limited to a spinoff, merger, termination, etc.);
(4) The applicant’s repayment credit decreases, leading to a higher risk of the repayment ;
(5) The transaction environment and conditions of a certain transaction or a certain type or batch of transactions conducted by the applicant change significantly;
(6) The representation and undertaking made by the applicant in Article 7 herein are no longer true and valid;
(7) Changes occur in relevant national laws, regulations, or regulatory policies;
(8) Other situations where the credit grantor deems necessary to change, adjust or cancel the applicant’s LC.
Article 4 Repayment and Allocation of Advances and Collections under Different Types of LC
Once the financial business handled by the applicant under this contract leads to the fact that the credit grantor makes external advance payment, the credit grantor has the right to use the collections under one or more LCs to repay or allocate advance payments under other LCs without obtaining the prior written or oral consent of the applicant and the guarantor.
Article 5 Guarantee Measures
1. The guarantee contracts under this contract and its subcontract include but are not limited to the following contracts:
(1) The “Maximum Amount Guarantee Contract” (contract name) with No. ZDBZ202508, the guarantor is Zai Lab Limited, and the guarantee method is joint and several liability guarantee;

(2) “ ” (contract name) with No. / ,the guarantor is / , and the guarantee method is / ;
(3) “ ” (contract name) with No. / ,the guarantor is / , and the guarantee method is / ;
(4) “ ” (contract name) with No. / ,the guarantor is / , and the guarantee method is / ;
(5) “ ” (contract name) with No. / ,the guarantor is / , and the guarantee method is / ;
(6) / (contract name) with No. / , the guarantor is /, and the guarantee method is /.
2. Before the signing of the guarantee contract under this contract and the completion of the guarantee procedures, the credit grantor has the right not to handle the applicant’s application for the disbursement of the LC under this contract, and has the right not to provide funding for each subcontract under this contract.
3. In addition to the above-mentioned signed guarantee contract(s), in the event of exchange rate fluctuations or any other event that the credit grantor believes may affect the applicant’s or guarantor’s ability to perform the contract, the credit grantor has the right to require the applicant to supplement the security deposit or provide a new guarantee, as well as sign the relevant guarantee contract, and the applicant shall cooperate as required by the credit grantor.
4. All debts under the LC shall be guaranteed by the above-mentioned guarantor (i.e., the guarantor, or the mortgagor, or pledger), unless otherwise agreed in writing by the credit grantor, the applicant and the guarantor. If the aforementioned guarantor involves a natural person, the guarantor and the relevant natural person shall have issued a written document agreeing to the credit grantor’s processing of their personal information as requested by the credit grantor.
5. The credit grantor has the right to take measures in accordance with Paragraphs 2 and 3 of Article 9 of this contract if the guarantor under this contract encounters any of the following events:
(1) The guarantor violates the provisions of the guarantee contract (including the maximum amount of guarantee), or the guarantor’s creditworthiness deteriorates, or other events weakening the guarantee capacity;
(2) The mortgagor violates the provisions of the mortgage contract (including the maximum amount of mortgage), or intentionally damages the collateral, or the value of the collateral may or has been significantly reduced, or other events that damage the mortgage right of the credit grantor;

(3) The pledger violates the provisions of the pledge contract (including the maximum amount of pledge), or the value of the pledge has been or may be significantly reduced, or the pledged right must be realized in advance, or other events that damage the pledge right of the credit grantor.
Article 6 Rights and Obligations of the Credit Grantor
1. During the validity period of the LC, the credit grantor will only conduct a rough review of the applicant’s business application, and will handle it within the limit when it meets the conditions and requirements required by the credit grantor. Any inappropriate review by the credit creditor of the applicant’s application due to the applicant’s reasons or any reasons other than the applicant itself, or due to circumstances beyond the apparent contents of the application documents, shall not constitute a defense of the applicant or guarantor against the credit grantor, and both the applicant and the guarantor shall waive such defenses against the credit grantor.
2. The credit grantor has the right to obtain the applicant’s accounting statements, relevant personal information, supporting authorization documents and other business information, and the applicant shall promptly inform the credit holder of the enterprise’s marketing plan, investment and development plan and capital needs, and the credit grantor shall keep confidentiality of the applicant’s trade secrets.
3. The credit grantor has the right to request the applicant to provide a full and effective guarantee recognized by the credit grantor. In the event of default by the applicant or guarantor, the credit grantor shall have the right to retain any goods, articles, funds and other securities, documents and vouchers in any account and non-account in the possession of the credit grantor, as well as certificates representing its right to collect accounts receivable from third parties on behalf of the applicant.
4. Where the applicant bears multiple debts of the same type to the credit grantor, and the applicant’s payment is insufficient or may not be sufficient to pay off all the debts, the credit grantor shall decide the specific order of repayment or deduction.
Article 7 Representations and Undertakings of the Applicant
The applicant voluntarily makes the following representations and undertakings and assumes legal responsibility for the authenticity of its contents:
1. The applicant is a legal entity incorporated and validly existing in accordance with the laws of the People’s Republic of China with full civil capacity. The applicant undertakes to provide relevant proofs, permits, certificates and other documents required by the credit grantor as request by the grantor from time to time.

2. The applicant has sufficient ability to perform all obligations and obligations under this contract and the repayment liability of various businesses under the LC, and no instructions, changes in the financial status, or agreements signed with any entity shall reduce or exempt its liability for repayment.
3. The applicant has full authorization and legal rights to sign this contract, has obtained and undergone all the internal approvals and authorizations or other related procedures necessary for signing and performing this contract, has obtained the written documents of the legal representative or its authorized representative(s) and relevant natural person(s) agreeing to the credit grantor’s collection and processing of their personal information, and has obtained and undergone all necessary approvals, registrations, authorizations, and consents from any government departments or other authorities and licenses or other related formalities necessary for signing off and performing this contract. All approvals, registrations, consents, licenses, authorizations and other related formalities required to sign this contract shall remain fully legal and valid.
4. The applicant signs this contract in full compliance with the applicant’s relevant articles of association, internal decisions, and resolutions of the shareholders’ meeting and the board of directors, and undertakes that such internal decisions, shareholders’ meetings, and board resolutions are fully in accordance with national laws and regulations and the provisions of the company’s articles of association, and there are no circumstances of invalidity, non-establishment or revocability. This contract also does not conflict or contradict any of the applicant’s bylaws, internal decisions and resolutions of the shareholders’ meeting, board of directors and the applicant’s policies.
5. The signing and performance of this contract are based on the true intention of the applicant. The signing and execution of the above contract do not violate any laws, regulations, rules or contractual agreements binding on the applicant. This contract is legal, valid and enforceable. If it becomes invalid due to the applicant’s rights defect at the time of signing and performing this contract, the applicant will immediately and unconditionally compensate the credit grantor for all losses.
6. All documents, financial statements and other information provided by the applicant to the credit grantor under this contract are true, complete, accurate and valid.
7. The applicant agrees that the financial business under this contract shall be bound by the regulations, customs and practices of the credit grantor.

8. If the applicant changes the shareholding structure or the main management personnel, he or she shall obtain the prior written consent of the credit grantor.
9. If the applicant bears multiple debts of the same type to the credit grantor, and the applicant’s payment is insufficient or may not be sufficient to pay off all the debts, the credit grantor shall decide the specific order of repayment or deduction.
10. If the applicant or guarantor fails to perform the due debt, or violation the provisions of this contract or subcontract results in the debt maturing early, the applicant hereby irrevocably authorizes the credit grantor to directly withhold money from any account opened by the applicant with the credit grantor and opened at all branches and subsidiaries of Industrial Bank without going through any judicial procedure, or entrusts the applicant’s account opening bank to deduct funds from its account. Such funds include but are not limited to the principal and interest of financing (including principal, interest, penalty interest, compound interest), liquidated damages, damages and the expenses of realizing the claim’s by the credit grantor, etc., and the applicant agrees that the credit grantor has the right to decide the specific order of deduction. If the currency of the money in the account is different from that of the principal debt, the credit grantor has the right to convert the median price announced by the credit grantor on the day of deduction into the currency of the principal debt. If any account specified in this paragraph involves wealth management products or structured deposits, the applicant hereby irrevocably authorizes the credit grantor to directly initiate the application to redeem the relevant products or take other necessary measures on behalf of the applicant to ensure the smooth deduction of the above funds by the credit grantor, and the applicant shall cooperate as necessary.
11. During any transaction stage after the signing of this contract, if the applicant submits any documents related to the specific transaction to the credit grantor for review, the applicant shall guarantee the authenticity of all documents, and the credit grantor will only make a decision on the apparent authenticity of the transaction documents,. The credit grantor neither participates in nor knows the substance of the specific transaction engaged in by the applicant, and assumes no responsibility thereof.
12. The applicant confirms that, except as disclosed in writing to the credit grantor, the applicant has not encountered or does not have any litigation, arbitration or administrative penalty that is pending or may occur to the knowledge of the applicant against it or its property, and that no liquidation or business suspension or other similar proceedings has occurred against the applicant, whether initiated voluntarily or by a third party.
13. If a lawsuit or arbitration or other dispute arises between the credit grantor and the applicant or any third party related to the applicant due to the performance of its obligations under this contract, resulting in the credit grantor being forced to be involved in a dispute between the applicant and any third party, the applicant shall bear the expenses of realizing the creditor’s claims such as litigation or arbitration fees and attorney’s fees paid by the credit grantor as a result.
14. For the settlement business under this contract, the applicant must handle it through the settlement account opened by the credit grantor.
15. If the guarantee under this contract is a house mortgage, the applicant shall promptly fulfill the obligation to inform the credit grantor when obtaining the information that the mortgaged house will be demolished soon; If the mortgaged house is demolished and the form of property exchange compensation is adopted, the credit grantor has the right to require the applicant to pay off the debt in advance, or to re-establish the mortgage and sign a new mortgage agreement, and in the event that the originally mortgaged real estate is extinguished/lost and the new mortgage registration has not yet been completed, a qualified guarantor meeting the collateral requirements shall be provided. For the demolished property compensated by compensation, the applicant is responsible for requiring the mortgagor to continue to provide guarantee for the ’principal claims by opening a special deposit account or certificate of deposit.
16. The applicant shall not reduce the registered capital in any way. Without the prior written consent of the credit grantor, the period for registered capital subscription shall not be extended, and the debts under this contract shall not be partially or fully transferred to a third party. Before the debts under this contract and subcontract are fully repaid, the applicant shall not pay off any debts of the applicant and other creditors (except other branches of Industrial Bank) in advance without the written consent of the credit grantor.
17. The applicant undertakes that the information it publishes in the National Enterprise Credit Information Publicity System is true, complete, legal and valid, and undertakes to continuously agree to the credit grantor’s inquiring about the information that the enterprise chooses to and not to disclose in the system. If the credit grantor requests capital verification, the applicant agrees to conduct capital verification according to the requirements of the credit grantor and provide a capital verification report issued by a professional institution.
18. The applicant hereby makes the following representation and authorization: the credit grantor has the right to conduct necessary investigations into the applicant’s credit status in accordance with national laws, regulations and relevant policies, including inquiring about the applicant’s credit information in the basic financial credit information database established by China, and may submit the relevant credit information to the national basic financial credit information database according to the needs of the People’s Bank of China regarding the construction of enterprise and personal credit reporting work, and hereby allows the relevant information to be legally queried within the scope of authorization.
19. The applicant hereby makes the following representation and authorization: the credit grantor has the right to submit information about this contract and other relevant information to the administrative/judicial/supervision departments, banking regulators, banking associations and their information management systems based on the needs of above-mentioned departments, institutions for information management, and hereby allows the relevant information to be legally queried.
20. If the applicant defaults under this contract and subcontract, or there is a situation that may endanger the credit grantor’s realization of ’ its claims, the applicant guarantees to require the applicant’s shareholders to expedite the maturity of the subscribed capital contribution obligations, and guarantees that its shareholders shall subscribe for capital in a timely manner according to the requirements of the credit grantor. The credit grantor has the right to request that the applicant and its shareholders not to pay dividends.
21. The applicant undertakes that the transaction background of the application for the LC and the specific business is true and legal, and has not been used for illegal purposes such as money laundering.
22. Other matters represented and undertaken by the applicant: / .
Article 8 The Applicant’s Obligation to Disclose Material Transactions and Material Events to the Credit Grantor
1. The applicant shall promptly report to the credit grantor in writing any material transactions or material events that occur to the applicant.

2. If the applicant is a group customer, the applicant shall promptly report to the credit grantor related party transactions involving more than 10% of the applicant’s net assets in accordance with relevant regulations, including but not limited to:
(1) The association relationship between the parties to the transaction;
(2) The transaction item and the nature of the transaction;
(3) The amount or corresponding proportion of the transaction;
(4) Pricing policy (including transactions with no amount or only nominal amount).
3. During the validity period of this contract, if matters such as a share transfer, reorganization, merger, spinoff, shareholding reform, joint venture establishment, partnership, joint operation, contracting, leasing, change of business scope and registered capital, transfer of major assets, contingent liabilities occur to the applicant., or any matter that may affect or seriously affect its ability to bear responsibility occurs, the applicant shall notify the credit grantor in writing 30 working days in advance and obtain the written consent of the credit grantor, and actively implement the safeguard measures for repaying the principal debt on time and in full under this contract and subcontract in accordance with the requirements of the credit grantor.
4. In case of the termination of business, suspension of business, filing for or being filed for bankruptcy, dissolution, revocation of business license, deterioration of financial situation or major economic disputes, or any other major event that may affect or seriously affect its ability to bear responsibility, the applicant shall notify the credit grantor in writing within seven working days from the date of occurrence or potential occurrence of such events.
5. When a major litigation or arbitration case arises between the applicant and any third party, which may affect or seriously affect their ability to bear responsibility, the applicant shall notify the credit grantor in writing within seven working days from the date of receiving the relevant notice.
6. The applicant undertakes that it shall not use legal disputes with any third party (including disputes over basic trade contracts) to prejudice the credit grantor’s ’claims.
7. When a significant change occurs in the basic conditions of the contract that is not foreseeable at the time of signing the contract and is not a commercial risk, and it is necessary to renegotiate the conditions, the credit grantor shall be notified in time within three working days after the change occurs.

Article 9 Event of Default and Liability for Default
1. After this contract takes effect, both the applicant and the credit grantor shall perform the obligations stipulated herein, and if either party fails to perform or to fully perform the obligations stipulated herein, it shall bear the corresponding liabilities for breaching this contract.
2. In any of the following situations, the applicant shall be deemed to have defaulted:
(1) Any certificates and documents submitted by the applicant to the credit grantor as well as any of the representations and undertakings in Article 7 of this contract are proved to be untrue, inaccurate, incomplete or intentionally misleading;
(2) The applicant’s credit status has deteriorated, and its solvency (including contingent liabilities) has weakened significantly;
(3) The applicant or the applicant’s affiliated enterprises and the guarantor or the guarantor’s affiliated enterprises has cross-breached the contract stipulated in Article 10 herein;
(4) The applicant fails to repay the principal, interest and expenses of any financing, guarantee and other domestic and foreign currency financial operations under this contract or subcontract on time;
(5) The applicant ceases to repay its debts, or is unable or indicates its inability to t repay its debts when due;
(6) The applicant’s operation is terminated, suspended, or has declared bankrupt, dissolution, has its business license revoked, is involved in major economic disputes or and a deteriorating financial situation;
(7) The applicant violates other obligations agreed in this contract or subcontract;
(8) Other events that endanger, damage, or may endanger or damage the rights and interests of the credit grantor.
3. If the applicant defaults, the credit grantor has the right to take one or more of the following measures:
(1) Suspend or reduce the LC until all approved LCs are canceled;
(2) Terminate the unused LC under this contract;
(3) Declare that all or part of the debts under the applicant’s LC are due early;
(4) Terminate this contract, require the applicant to repay the principal and interest of financing, guarantee and other domestic and foreign currency financial business due or undue, and pay or compensate the credit grantor for the expenses of realizing the creditor’s claims;

(5) If the financing funds are overdue, the applicant is required to pay overdue penalty interest; If the applicant misappropriates financing funds, the applicant is required to pay the penalty interest for misappropriation; and the applicant is required to pay compound interest on unpaid interest (including interest before and after the maturity of financing, misappropriation penalty interest and overdue penalty interest);
(6) Require the applicant to fully compensate for the losses;
(7) Directly deduct funds from any account opened by the applicant with the credit grantor and all branches and subsidiaries of Industrial Bank without going through judicial procedure, or entrust the applicant’s account opening bank to deduct funds from its account, including but not limited to financing principal and interest (including principal, interest, penalty interest, and compound interest), liquidated damages, damages and the expenses of realizing the credit grantor’s creditor rights, and the applicant agrees that the credit grantor has the right to determine the specific deduction order. If the currency of the money in the account is different from that of the principal debt, the credit grantor has the right to deduct the money according to the intermediate price announced by the credit grantor on the day of deduction. If the account specified in this paragraph involves wealth management products or structured deposits, the credit grantor has the right to initiate an application for redemption of the relevant products or take other necessary measures on behalf of the applicant to ensure the smooth deduction of funds by the credit grantor.
(8) File a lawsuit, arbitration, or applying to a notary institution for the issuance of an execution certificate, requiring the applicant to repay the principal and interest of the financing, and the applicant shall bear the expenses of the credit grantor’s realizing the creditor’s claims;
(9) The credit grantor has the right to seize or detain any movable or immovable property, tangible or intangible property of the applicant under the control and possession of the credit grantor, or take other measures the credit grantor deems appropriate;
(10) Other measures stipulated by laws and regulations or agreed in this contract or deemed appropriate by the credit grantor.
Article 10 Cross-defaulting
If any of the following circumstances occur between the applicant or the applicant’s affiliated enterprises and the guarantor or the guarantor’s affiliated enterprises, it shall be deemed that the applicant has defaulted’’, and the credit grantor has the right to recover the financing funds in advance according to the provisions of this contract or the subcontract hereunder, and require the applicant to bear the liabilities for defaulting in accordance with the contract:
(1) any borrowing, financing or debt has defaulted or is likely to default, or is declared to mature early;
(2) failure to fulfill or violation of guarantee or similar obligation, or there is a possibility that it will not be fulfilled;
(3) failure to fulfill or violation of legal documents or contracts related to debt guarantees and other similar obligations, or there if a possibility of non-performance or violation;
(4) The occurrence or upcoming occurrence of its inability to pay off debts or loans/financing when due;
(5) Having been declared or is about to be declared bankrupt through legal proceedings;
(6) Transfer of its assets or properties to other credit grantor(s);
(7) Other circumstances that endanger the security of financing funds under this contract.
Article 11 Continuity of Obligations
The applicant has ongoing obligations under this contract, and shall have full and equal binding force on its successors, owners, receivers, transferees and the subjects after merger, reorganization, name change, and others.
Article 12 Accelerated Maturity Clause for Principal, Interest and Fees
The applicant agrees that once the applicant violates its obligations under Article 7 “Representation and Undertaking” of this contract, or if the applicant fails to perform any of its obligations under this contract, the credit grantor has the right to determine that any other obligation of the applicant to the credit grantor, including the repayment obligation of all principal, interest (including penalty interest and compound interest) and corresponding fees advanced by the credit grantor, both due and undue, shall be immediately due.
Article 13 Subrogation
The applicant hereby specifically states that regardless of whether the credit grantor’s claims are due or not due, in the event that the applicant’s creditor’s claims or any ancillary rights related to such claims are approaching the expiration of the statute of limitations, or in cases where the claim has not been declared in bankruptcy proceedings in a timely manner, or where the applicant defaults or fails to repay the credit grantor’s advance payments (including but not limited to principal, interest, and fees) that have fallen due, or any other circumstances arise that may impair the credit grantor’s realization of claims—the credit grantor shall be entitled to exercise subrogation rights over any of the applicant’s claims, accounts receivable, other property interests, or ancillary rights against third parties. This includes, but is not limited to, the right to demand performance from the applicant’s counterparty on behalf of the applicant, to file claims with the bankruptcy administrator, or to take any other necessary actions. The applicant waives all defenses in this regard.
Article 14 Set-off
1. Where the applicant or guarantor fails to perform the due debts, or causes the debts to mature early due to violation of this contract or subcontract, the credit grantor has the right to directly deduct the amount of money opened by the applicant in any account with the credit grantor and at all branches and subsidiaries of Industrial Bank to repay the debt without going through judicial procedures. Such money includes but is not limited to financing principal and interest (including principal, interest, penalty interest, and compound interest), liquidated damages, damages and the expenses of the credit grantor’s realization of claim’s. The applicant agrees that the credit grantor has the right to determine the specific order of deduction. If the currency in the account is different from that of the principal debt when the credit grantor deducts money from the applicant’s account, , the deducted amount will be converted into the currency of the principal debt according to the middle rate announced by the credit grantor on the day of deduction. If the account stipulated in this paragraph involves wealth management products or structured deposits, the credit grantor has the right to initiate an application for redemption of the relevant products or take other necessary measures on behalf of the applicant to ensure the smooth deduction of the credit grantor, and the applicant shall cooperate as necessary.
2. The credit grantor’s claims against the applicant under this contract shall not be offset by the right of set-off exercised by the applicant against the credit grantor for any reason or by any related or unrelated third party.
3. Any rights of the credit grantor to the applicant and the guarantor under this contract or other transactions shall not be offset by any right of set-off of the applicant or the guarantor or any third party against the credit grantor.
Article 15 Application of Laws, Jurisdiction and Dispute Resolution
1. The conclusion, validity, performance, termination, interpretation and dispute resolution of this contract shall be governed by the laws of the People’s Republic of

China (for the purposes of this contract, excluding the laws of the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan).
2. Any dispute arising from this contract shall be resolved by the applicant and the credit grantor through friendly negotiation; If friendly negotiation fails, both parties agree to settle it in the following (3) manner:
(1) Filing a lawsuit with the people’s court of the credit grantor’s domicile.
(2) Applying to / Arbitration Commission for arbitration and settle disputes in accordance with the arbitration rules in force at the time of arbitration. To the extent permitted by the arbitration rules, both parties agreed to use summary procedures for trial. The arbitral award is final and binding on both parties. The venue of the arbitral tribunal shall be in / to be heard.
(3) Other methods: Filing a lawsuit with the people’s court of the place where this contract is signed.
3. During the dispute period, the provisions of this contract not affected by the dispute shall remain in full force and effect.
Article 16 Correspondences, Communications and Notices
1. The applicant agrees and confirms the following addresses shall serve as a notification for matters s under this contract, as well as for the relevant litigation (arbitration), notarization and other legal documents in the event of disputes (including but not limited to various notices and documents of the contracting parties; litigation or arbitration proceedings and enforcement proceedings such as pleadings (or arbitration applications) and evidences, summonses, notices of response, notices of evidence, notices of court sessions, payment orders, judgments (awards), rulings, mediations, enforcement notices, notices of performance within a time limit, and other legal documents served by the court or arbitral tribunal, procedures for realizing security rights, and enforcement stages; and all kinds of notices and legal documents served by notary institutions); and it further agrees that the credit grantor, notary institutions, courts and other judicial organs, as well as other notices and legal documents servants, have the right to choose paper or electronic means of service, among which the electronic service methods include but are not limited to e-mail addresses, China Trial Process Information Disclosure Network, national unified service platform, local or specialized court network service platforms, and electronic network platforms and electronic apps of the servicer：
(1) The applicant’s address:

1. Name of the recipient’s entity/company:    Zai Lab Limited        ;
Recipient’s Address:    Building B, 899 Halei Road, Pudong New Area,
         Shanghai                                    ;
Zip code:    201203     ;    Contact number:    [***]         ;
Contact:                [***]                    .
2. The name of the designated consignee (if any):        /        ;
Address:                /                    ;
Zip code:        /        ；    Contact number:    /    .
(2) The applicant agrees and confirms that any of the following electronic correspondence addresses is also a valid address for service:
1. Fax, number:            /                    ;
2. Email, address:                 [***]                 ;
3. Mobile phone SMS, number:     [***]             ;
4. WeChat, WeChat number:             /                ;
5. QQ, number:                /                ;
6. Other electronic correspondence addresses:    /        .
2. The period of application of the service address stipulated in paragraph 1 of this article includes all stages, such as the non-litigation stage and all stages such as the non-litigation stage and the stages of first instance, second instance, retrial, enforcement, realization of security rights, supervision procedures, and compulsory notarization after the dispute enters arbitration. If there is a change in any of the above-mentioned service addresses, the applicant shall notify the credit grantor in writing in advance (also notify the arbitral tribunal or court in advance during litigation or arbitration, and notify the original notary institution in writing if the compulsory notarization has been processed) to reconfirm the service address(es) and obtain a receipt. If not notified in advance, the address(es) shall be deemed unchanged, and the corresponding legal consequences shall be borne by the applicant itself, and the service address(es) agreed in paragraph 1 of this article shall still be regarded as the valid service address(es).
3. Any documents, communications, notices and legal instruments shall be deemed to have been served on the following dates (service to the designated recipient shall be deemed to have been served on the person himself) as long as they are sent at any of the addresses specified in paragraph 1 of this article:

(1) By post (including express delivery, surface mail and registered mail): the fifth working day after the date of posting shall be regarded as the date of delivery;
(2) By fax, e-mail, mobile phone SMS, WeChat message, QQ or via other electronic communication address: the day of sending the message shall be regarded as the date of delivery;
(3) For special service, the date of receipt by the recipient shall be regarded as the date of delivery. If the recipient refuses to accept, the sender has the right to record the service process by taking photos and videos, and retaining the documents, which is also regarded as successful delivery.
4. If actual delivery fails because the service address provided or confirmed by the applicant is inaccurate or untrue, or the other party and the arbitration institution, people’s court, or notary public are not notified in time after the service address is changed, the applicant shall bear the corresponding legal consequences and be deemed to have been effectively served:
(1) By post: the date of returning the document shall be regarded as the date of delivery;
(2) For special service, the date on which the delivery person records the situation on the delivery receipt on the spot is deemed the date of delivery ;
(3) By electronic means: the date of sending the message is deemed the date of delivery.
5. The credit grantor shall use the domicile specified in the contract as the address of delivery. If the credit grantor sends a notice by publishing an announcement on its website, online banking, telephone banking or business outlets, the date of making the announcement shall be regarded as the date of delivery. The credit grantor shall not be liable for any errors, omissions or delays in transmission by post, fax, telephone or any other communication system under any circumstances.
6. The parties agree that the official seals of each party, office seals, special seals for finance, special seals for contracts, special seals for sending and receiving letters, and special seals for credit business of the credit grantor are valid seals for sending notices or making contacts, servicing of legal documents, and making correspondence s between the parties. All staff of the applicant’s company are authorized signatories for correspondences, communications and notices.
7. This provision is an independent clause in the contract and shall not be affected by the validity of this contract and other clauses hereof.

Article 17 Contract Validity, Modification and Other Matters
1. This contract shall take effect from the date of signing, sealing or executing by fingerprint of both parties.
2. During the validity period of this contract, any tolerance, grace or delay in the exercise of the interests or rights enjoyed by the applicant or the guarantor shall not prejudice, affect or restrict all rights and interests that the credit grantor should enjoy in accordance with relevant laws and regulations and this contract, and shall not be regarded as a waiver of the rights and interests of the credit grantor under this contract, nor shall it affect any obligations of the credit grantor under this contract.
3. If the credit ’grantor’s performance of obligations under this contract does not comply with laws, regulations or regulatory requirements due to changes in national laws, regulations or regulatory policies, the credit grantor has the right to unilaterally terminate or modify this contract and its subcontract, and declare that all loans issued are due early. The applicant shall repay the loans immediately according to the requirements of the credit grantor. The credit grantor shall not be held legally liable if the credit grantor fails to perform or cannot perform its obligations as agreed in the contract due to the above reasons.
4. If the loan is not granted or paid on time due to force majeure, communication or network failure, system failure of the credit grantor or other reasons, the credit grantor shall not be held liable, but shall notify the applicant in time.
5. The credit grantor has the right to, according to operation and management needs, authorize or entrust other branches of Industrial Bank to perform the rights and obligations under this contract (including but not limited to authorizing or entrusting other branches of Industrial Bank to sign relevant contracts, etc.), or to assign financing, guarantee and other domestic and foreign currency financial services under this contract to other branches of Industrial Bank for management. The applicant acknowledges this, and the applicant’s consent is not required for the above-mentioned action of the credit grantor .
6. The applicant agrees that the credit grantor has the right to unilaterally reduce or cancel the unused LC of this contract according to the applicant’s production and operation situation, repayment status and credit conditions of other financial institutions. If the credit grantor decides to reduce or cancel the

LC, it shall notify the applicant five working days in advance, without obtaining the applicant’s consent.
7. If any provision of this contract is or becomes illegal, invalid or unenforceable in any respect at any time, the legality, validity or enforceability of the other provisions hereof shall not be affected or derogated in any way.
8. The credit grantor has reminded the applicant to pay special attention to the content of the “Important Notices for Signing” of the contract, the applicant has carefully read and fully understood all the terms and obligations of the parties to the contract and the “Important Notices for Signing”, the credit grantor has fully explained and described the relevant terms and personal information processing rules at the request of the applicant, and the applicant has been thoroughly aware of and fully understood the meaning of the terms of this contract and the corresponding legal consequences. The parties have completely agreed on the terms of this contract and have no objection to the content hereof.
9. The subheadings of this contract are added only to facilitate reading, and shall not be used for the interpretation of this contract or for any other purposes.
10. The appendices to this contract are an inseparable part of this contract and have the same legal effect as the main text of this contract.
11. This contract is made in five copies, with the credit grantor holding four copies and the applicant holding one copy, which has the same legal effect.
Article 18 Notarization and Voluntary Acceptance of Compulsory Enforcement
1. If any party to this contract requests notarization, this contract shall be notarized at a notary institution prescribed by the state.
2. The contract that has been notarized for compulsory enforcement has the effect of compulsory enforcement. When the applicant fails to perform or improperly performs its debts, or if the credit grantor realizes its ’claims as stipulated by laws and regulations and as stipulated in this contract, the applicant agrees that the credit grantor shall apply to the notary institution for the issuance of an enforcement certificate with compulsory enforcement effect, and the applicant voluntarily accepts the compulsory enforcement measures directly applied by the credit grantor to the people’s court with the enforcement certificate, is aware of the corresponding legal consequences, and undertakes not to raise any objection or defense.

3. All parties agree on the following: before issuing the enforcement certificate, the notary institution has the right to verify the applicant’s non-performance or improper performance of debts and other relevant breach of contract by one or more means including post, telephone, fax, email, mobile phone text message, WeChat, QQ, personal service and interview in accordance with the clause of “Correspondences, Communications and Notices” in Article 16 of this contract. If verification is conducted by telephone or face to face, it shall be deemed to have been served at the end of the interview or call; if verification is conducted by post, fax, email, mobile phone SMS, WeChat, QQ, or personal delivery, the date of delivery shall be subject to the provisions of Article 16, “Correspondences, Communications and Notices” of this contract”.
4. If the applicant has any objection to the facts of default verified in the preceding paragraph, it shall provide written evidence to the notary public with sufficient evidence within five working days from the date of service. If the evidence is not presented on time or the notary public believes that the evidence is insufficient to support its claim, it shall be deemed that the applicant has confirmed the relevant default such as non-performance or improper performance of debts, and agrees that the notary institution will issue an enforcement certificate based on the application of the credit grantor. Where the notary institution prescribes alternative procedures for verification or evidence submission, such prescriptions shall apply.
Article 19 Supplementary Provisions
1. Both parties confirm and agree that:
(1) Paragraph 8, Article 7 of this contract shall be amended to read: “If the applicant changes the shareholding structure, it shall obtain prior written consent of the credit grantor.” If the applicant changes the main management personnel, the credit grantor shall be notified in a timely manner after the change.”
(2) The last sentence of Paragraph 10, Article 7 of this contract shall be amended to read: “If any account stipulated in this paragraph involves wealth management products or structured deposits and other products, within the scope permitted by applicable law, the applicant hereby irrevocably authorizes the credit grantor to directly initiate the application for redemption of the relevant products or take other necessary measures on behalf of the applicant to ensure the smooth deduction of the above funds by the credit grantor, and the applicant shall cooperate as necessary.”

(3) Paragraph 12, Article 7 of this contract shall be amended to read: “The applicant confirms that, except as disclosed in writing to the credit grantor, the applicant has not encountered and does not have any material litigation, arbitration or administrative penalty against itself or its property that is pending or may occur to the knowledge of the applicant, and that no liquidation or business suspension or other similar proceedings has occurred against the applicant, whether initiated voluntarily or by a third party.”
(4) The first paragraph of Paragraph 2, Article 8 of this contract shall be amended to read: “If the applicant is a group customer, the applicant shall promptly report to the credit grantor related party transactions involving more than 5% of the applicant’s total assets in accordance with relevant regulations, including but not limited to:”
(5) Paragraph 3, Article 8 of this contract shall be amended to read: “During the validity period of this contract, if the applicant undergoes a merger, spinoff, equity transfer, as well as foreign investment, external guarantee, substantial increase in debt financing, and other major events that may affect or seriously affect its ability to assume its responsibilities, the applicant shall notify the credit grantor in writing in advance and obtain the written consent of the credit grantor, as well as actively implement the safeguard measures for repaying the principal debt in full and on time under this contract and subcontract in accordance with the requirements of the credit grantor.”
2. In the event of any discrepancy between the supplementary provisions of this contract and other clauses hereof, the supplementary provisions shall prevail.

Credit grantor (company seal): Industrial Bank Co., Ltd. Shanghai Gubei Branch	Responsible person or authorized person (signature and seal): Ping Yao (name chop) October 13, 2025
Applicant (official seal): Zai Lab (Shanghai) Co., Ltd.	Legal representative or authorized person (signature and seal/fingerprint): Xiaopeng Feng (name chop) October 13, 2025